SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

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CYTYC CORPORATION

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CYTYC CORPORATION

250 Campus Drive

Marlborough, MA 01752

NOTICE OF ANNUAL MEETING

TO BE HELD ON MAY 11, 2005

To the Stockholders of Cytyc Corporation:

Notice is hereby given that the annual meeting of stockholders (the “Annual Meeting”) of Cytyc Corporation, a Delaware corporation (the “Company”), will be held at 11:00 a.m., local time, on Wednesday, May 11, 2005, at The Hilton Boston Logan Airport, 85 Terminal Road, Boston, MA 02128, to consider and act upon the following proposals:

1.	To elect three directors to Class III of the Company’s Board of Directors, each to serve for a term of three years or until his or her successor is elected and qualified.

2.	To approve and adopt an amendment to the Company’s Third Amended and Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of the Company’s common stock, $.01 par value, to 400,000,000 from 200,000,000.

3.	To ratify the selection of Deloitte & Touche LLP, independent registered public accounting firm, as auditors for the fiscal year ending December 31, 2005.

4.	To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

The Board of Directors has fixed the close of business on March 18, 2005 as the record date. Only the holders of record of the Company’s common stock on the record date are entitled to notice of and to vote at the Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting in person. To ensure your representation at the Annual Meeting, however, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. You may revoke your proxy in the manner described in the accompanying proxy statement at any time before it has been voted at the Annual Meeting. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

By Order of the Board of Directors,

A. Suzanne Meszner-Eltrich

Corporate Secretary

Marlborough, Massachusetts

April 4, 2005

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES USING THE ENCLOSED ENVELOPE.

CYTYC CORPORATION

250 Campus Drive

Marlborough, MA 01752

PROXY STATEMENT

2005 ANNUAL MEETING OF STOCKHOLDERS

May 11, 2005

This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Cytyc Corporation, a Delaware corporation, for use at the Annual Meeting of our stockholders to be held on Wednesday, May 11, 2005 (the “Annual Meeting”) at 11:00 a.m., local time, at The Hilton Boston Logan Airport, 85 Terminal Road, Boston, MA 02128, or at any adjournments or postponements thereof. Our Summary Annual Report and Form 10-K, which includes our financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations for the fiscal year ended December 31, 2004, together with this proxy statement, are being mailed on or about April 7, 2005 to all stockholders entitled to vote at the Annual Meeting.

Record Date

The Board of Directors has fixed the close of business on March 18, 2005 as the record date (the “Record Date”). Accordingly, only holders of record of our common stock, $.01 par value per share (“common stock”), as of the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting or an adjournment or postponement thereof. As of the Record Date, an aggregate of 113,767,408 shares of our common stock were issued and outstanding. The holders of our common stock are entitled to one vote per share on any proposal presented at the Annual Meeting.

Business to be Transacted

At the Annual Meeting, stockholders will act upon the following proposals:

1.	To elect three directors to Class III of our Board of Directors, each to serve for a term of three years or until his or her successor is elected and qualified.

2.	To approve and adopt an amendment to our Third Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to increase the number of authorized shares of our common stock to 400,000,000 from 200,000,000.

3.	To ratify the selection of Deloitte & Touche LLP, independent registered public accounting firm, as auditors for the fiscal year ending December 31, 2005.

4.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Board of Directors’ Recommendation for Voting on the Proposals

The Board of Directors recommends a vote “FOR” each of the nominees for director, “FOR” the amendment to the Certificate of Incorporation, and “FOR” the ratification of the selection of Deloitte & Touche LLP as our auditors for the fiscal year ending December 31, 2005.

Voting of Shares by Proxy

Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder’s right to attend the Annual Meeting and vote in person. Any proxy given pursuant to this solicitation may be revoked by the person giving it any time before it is voted. Proxies may be revoked by (1) filing with our Corporate Secretary, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a date later than the date of such proxy, (2) duly executing a later dated proxy relating to the same shares and delivering it to our Corporate Secretary before the taking of the vote at the Annual Meeting or (3) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). If your shares are held in “street name,” that is, you hold your shares in an account with a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from your broker or other holder of record, to be able to vote at the Annual Meeting. Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Cytyc Corporation, 250 Campus Drive, Marlborough, MA 01752, Attention: Corporate Secretary, at or before the taking of the vote at the Annual Meeting.

Quorum and Votes Required

The representation in person or by proxy of at least a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business at the Annual Meeting. Votes withheld from the nominee, abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum. A “non-vote” occurs when a broker holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the broker does not have discretionary voting power and has not received instructions from the beneficial owner.

Directors are elected by a plurality of the votes cast by stockholders entitled to vote at the Annual Meeting. Approval of the amendment to the Certificate of Incorporation will require the affirmative vote of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting. On all other matters being submitted to stockholders, the affirmative vote of a majority of shares present, in person or represented by proxy, and voting on each such matter at the Annual Meeting is required for approval.

An automated system administered by our transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions and broker “non-votes” are included in the number of shares present or represented for purposes of quorum, but are not considered as shares voting or as votes cast with respect to any matter presented at the Annual Meeting. As a result, abstentions and broker “non-votes” will not have any effect on Proposals 1 and 3 but will have the same effect as a vote “AGAINST” on Proposal 2.

The persons named as the proxies, Patrick J. Sullivan and Timothy M. Adams, were selected by the Board of Directors and are our officers. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted. Any stockholder giving a proxy has the right to withhold authority to vote for any individual nominee to the Board of Directors by writing that nominee’s name in the space provided on the proxy. In addition to the election of three Class III Directors, the stockholders will consider and vote upon proposals to approve an amendment to the Certificate of Incorporation and to ratify the selection of auditors, all as further described in this proxy statement. All proxies will be voted in accordance with the stockholders’ instructions, and if no choice is specified, the enclosed proxy card (or any signed and dated copy thereof) will be voted in favor of the matters set forth in the accompanying Notice of Annual Meeting.

Other Business

The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote may properly be taken, shares represented by all proxies received by the Corporate Secretary will be voted with respect thereto in accordance with the judgment of the persons named as the proxies.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors currently has nine (9) members. Our Certificate of Incorporation divides our Board of Directors into three classes. The members of each class of directors serve for staggered three-year terms.

Brock Hattox, William McDaniel and Marla S. Persky are Class III directors whose terms expire at the Annual Meeting. The Board is also composed of three (3) Class I directors (Sally W. Crawford, Patrick J. Sullivan and Wayne Wilson), whose terms expire upon the election and qualification of directors at the Annual Meeting to be held in 2006, and three (3) Class II directors (Walter E. Boomer, Daniel J. Levangie and Joseph B. Martin, M.D., Ph.D.), whose terms expire upon the election and qualification of directors at the Annual Meeting to be held in 2007.

Three (3) Class III Directors will be elected at this Annual Meeting, each for a term of three years. The Class III nominees, Brock Hattox, William McDaniel and Marla S. Persky, are each currently serving as Class III directors of our company. Shares represented by all proxies received by the Board of Directors and not marked to withhold authority to vote for the nominees will be voted “FOR” the election of all three nominees, to hold office until the Annual Meeting to be held in 2008 or until their respective successors are duly elected and qualified or until their earlier death, resignation or removal. All of the nominees have indicated their willingness to serve, if elected; however, if any nominee should be unable or unwilling to serve, the proxies may vote for the election of a substitute nominee designated by the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE “FOR” THE NOMINEES LISTED BELOW

The following table sets forth for each nominee to be elected at the Annual Meeting and for each director whose term of office will extend beyond the Annual Meeting, the year each such nominee or director was first elected a director, the positions currently held by each nominee or director with our company, the year in which each nominee’s or director’s term will expire and the class of director of each nominee or director:

Nominee’s or director’s name and year nominee or director first became a director	Position(s) held with our company	Year term will expire	Class of director
Nominees:
Brock Hattox (2003)	Director	2008	III
William McDaniel (1987)	Vice Chairman of the Board and Lead Independent Director	2008	III
Marla S. Persky (2003)	Director	2008	III

Continuing Directors:
Sally W. Crawford (1998)	Director	2006	I
Patrick J. Sullivan (1994)	Chairman of the Board, Chief Executive Officer and President	2006	I
Wayne Wilson (2003)	Director	2006	I

Walter E. Boomer (2000)	Director	2007	II
Daniel J. Levangie (2003)	Executive Vice President, Commercial Operations, and Director	2007	II
Joseph B. Martin, M.D., Ph.D. (2002)	Director	2007	II

DIRECTORS

The following table sets forth for each nominee to be elected at the Annual Meeting and each continuing director, his or her age as of January 1, 2005 and board committee assignments:

Name	Age
Patrick J. Sullivan	53
William McDaniel(3)	64
Walter E. Boomer(1)(3)	66
Sally W. Crawford(1)(3)	51
Brock Hattox(1)(2)(4)	57
Daniel J. Levangie	55
Joseph B. Martin, M.D., Ph.D(3)(4)	66
Marla S. Persky(2)(4)	49
Wayne Wilson(2)(4)	55

(1)	Member of Compensation Committee
(2)	Member of Audit Committee
(3)	Member of Nominating and Corporate Governance Committee
(4)	Member of Finance Committee

Nominees to be Elected at the Annual Meeting

Brock Hattox    Mr. Hattox became one of our directors in July 2003. He served as Chairman, Chief Executive Officer and President of National Service Industries from December 2001 to June 2003, and as Chief Financial Officer from September 1996 to November 2001. Mr Hattox also serves as a director of Stone Mountain Industrial Park, a privately held company.

William McDaniel    Mr. McDaniel became one of our directors in April 1987 and served as a consultant to us from March 1995 to February 1997. In January 2001, he was named Vice Chairman of the Board of Directors and he serves as Lead Independent Director. Mr. McDaniel served as a consultant to and a director of CP Ventures, Inc., a venture capital firm, from April 1995 to April 1996 and June 1996, respectively. From 1987 to March 1995, Mr. McDaniel was the President and a director of CP Ventures, Inc.

Marla S. Persky    Ms. Persky became one of our directors in November 2003. She has served as Acting General Counsel for Baxter International Inc. since March 2004. From February 2001 until March 2004, she served as the Deputy General Counsel of Baxter Healthcare Corporation, the principal domestic operating subsidiary of Baxter International Inc. After joining Baxter International Inc. in March 1986, she held a number of legal and executive roles. From January 1998 to March 2004, she served as the General Counsel, Renal Business Group, and from March 2000 to February 2001, Ms. Persky served as General Manager, Althin Medical, Inc. From February 1997 to May 1998, she served as Assistant Corporate Secretary, and, from August 1994 to December 1997, Ms. Persky served as Associate General Counsel, Biotech Business Group.

Directors Whose Terms Extend Beyond the Annual Meeting

Patrick J. Sullivan    Mr. Sullivan has served as our Chief Executive Officer and as one of our directors since March 1994. In January 2001, he was named Vice Chairman of the Board of Directors and in January 2002 he was named Chairman-elect. In May 2002, Mr. Sullivan became Chairman of the Board. From March 1994 to January 2002, and from July 2002 to the present, Mr. Sullivan also has been serving as President, and from January 1991 to March 1994, Mr. Sullivan served as Vice President of Sales and Marketing. Prior to joining our company, Mr. Sullivan was employed in several senior marketing positions for five years by Abbott Laboratories, a diversified healthcare company, and was a consultant with McKinsey and Company, an international management consulting firm. Mr. Sullivan is a graduate, with distinction, of the United States Naval Academy and received an M.B.A., with distinction, from Harvard University.

Walter E. Boomer    Mr. Boomer became one of our directors in February 2000. From March 1997 until his retirement in April 2004, he served as President and Chief Executive Officer and, since April 2002, Chairman and Chief Executive Officer of Rogers Corporation, a specialty materials manufacturer. Prior to joining Rogers Corporation, Mr. Boomer was Executive Vice President of McDermott International, Inc., and President of its Babcock and Wilcox Power Generation Group. Mr. Boomer joined the Marine Corps in 1960, where he served until August 1994, achieving the rank of General in August 1986. From August 1992 to August 1994, Mr. Boomer served as Assistant Commandant, the second highest position in the Marine Corps. Mr. Boomer serves as a director of Baxter International Inc., Rogers Corporation and Taylor Energy Company.

Sally W. Crawford    Ms. Crawford became one of our directors in January 1998. From April 1985 until January 1997, Ms. Crawford served as Chief Operating Officer of Healthsource, Inc., a publicly-held managed care organization headquartered in New Hampshire. During her tenure at Healthsource, Inc., Ms. Crawford held a variety of positions and responsibilities, including leading that company’s Northern Region operations and marketing efforts. Since January 1997, Ms. Crawford has been a health care consultant in New Hampshire. Ms. Crawford serves as a director of Exact Sciences Corporation and Chittenden Corporation.

Daniel J. Levangie    Mr. Levangie became one of our directors in July 2003. He has served as our Executive Vice President, Commercial Operations, since August 2003. From August 2002 to July 2003, Mr. Levangie served as President and Chief Executive Officer of Cytyc Health Corporation, a former wholly-owned subsidiary of our company. From January to July 2002, he served as our President and Chief Operating Officer. Prior to joining our company, Mr. Levangie was employed in several sales and marketing positions for twelve years by Abbott Laboratories, a diversified healthcare company. Mr. Levangie received a B.S. in Pharmacy from Northeastern University.

Joseph B. Martin, M.D., Ph.D.    Dr. Martin became one of our directors in January 2002. Since 1997, he has served as the Dean of the Faculty of Medicine, Harvard University. From 1993 to 1997, Dr. Martin was the Chancellor for the University of California, San Francisco. Dr. Martin serves as a director of Scientific Learning Corporation and Baxter International, Inc.

Wayne Wilson    Mr. Wilson became one of our directors in July 2003. A certified public accountant, Mr. Wilson has been an independent business advisor since September 2002. From January 1998 to September 2002, Mr. Wilson served as President and Chief Operating Officer, and from August 1995 to January 1998, he served as Senior Vice President, Chief Operating Officer and Chief Financial Officer, of PC Connection, Inc., a direct marketer of information technology products and services. From June 1986 to August 1995, he was a partner in the Assurance and Advisory Services practice of Deloitte & Touche LLP. Mr. Wilson also serves as a director of Edgewater Technology, Inc.

GOVERNANCE OF OUR COMPANY

The Board of Directors has a standing Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Finance Committee. The Board of Directors is composed of a majority of “independent” directors, and all of the committees are composed entirely of “independent” directors, as such term is defined in the listing standards of The Nasdaq Stock Market. The Board of Directors has determined that the following directors are “independent,” as such term is defined in the listing standards of The Nasdaq Stock Market: William McDaniel, Walter E. Boomer, Sally W. Crawford, Brock Hattox, Joseph B. Martin, Marla S. Persky and Wayne Wilson. In addition, the Audit Committee is composed entirely of “independent” directors as such term is defined in Section 10A(m)(3) of the Securities Exchange Act of 1934.

The Board of Directors has adopted a charter for each of the four standing committees and corporate governance principles that address the make-up and functioning of the Board. The Board of Directors has also adopted a code of business conduct and ethics that applies to all of our employees, officers and directors. Copies of the Audit Committee charter and the Nominating and Corporate Governance Committee charter were attached to our proxy statement, dated April 13, 2004, for last year’s annual meeting of stockholders as Appendix A and B, respectively. If you would like to obtain a copy of the committee charters or the code of business conduct and ethics, you should contact us by telephone at: (508) 263-8471. Upon your request, we will provide a copy of these documents without charge.

Meetings of the Board of Directors and its Committees

The Board of Directors met seven times and acted by unanimous written consent four times during the fiscal year ended December 31, 2004. During 2004, each of our directors, except for Dr. Martin, attended at least 75 percent of the total number of meetings of the Board of Directors and all committees of the Board of Directors on which he or she served. Dr. Martin attended 100% of the total number of meetings of the Board of Directors and 70% of the total number of meetings of all committees of the Board of Directors on which he served.

Our independent directors have the opportunity to meet in an executive session following each regularly scheduled Board meeting. During 2004, our independent directors held seven executive sessions in which only the independent directors participated. Additionally, they met together without any other directors or management present twice this year.

The Audit Committee is responsible for assisting the Board of Directors in its oversight of the integrity of our consolidated financial statements, the qualifications and independence of our independent auditors, and our internal financial and accounting controls. None of the current members of the Audit Committee are employees of our company and the Board of Directors has determined that each member of the Audit Committee is independent (as independence is defined in the current listing standards of the Nasdaq Stock Market and Section 10A(m)(3) of the Securities Exchange Act of 1934.) The Audit Committee met eight times during 2004. Messrs. Hattox and Wilson and Ms. Persky are the current members of the Audit Committee, and Mr. Wilson serves as Chair.

Audit Committee Financial Expert.    The Board of Directors has determined that Mr. Wilson is an “audit committee financial expert,” as that term is defined in Item 401(h) of Regulation S-K, and “independent” for purposes of current listing standards of The Nasdaq Stock Market and Section 10A(m)(3) of the Securities Exchange Act of 1934.

The Compensation Committee determines the compensation of our senior management based on data provided by an independent compensation consultant engaged by the Compensation Committee, and administers our equity compensation plans. The Compensation Committee met eight times and acted by written consent twice during 2004. Messrs. Boomer and Hattox and Ms. Crawford are the current members of the Compensation Committee, and Ms. Crawford serves as Chair.

The Finance Committee is responsible for advising the Board of Directors on financing strategies, securities offerings, acquisitions, divestitures, capital expenditures, budgetary and similar matters. The Finance Committee met six times during 2004. Messrs. Hattox, Martin and Wilson and Ms. Persky are the current members of the Finance Committee, and Mr. Hattox serves as Chair.

The Nominating and Corporate Governance Committee is responsible for recommending to the Board of Directors potential candidates to be nominated for election or appointment as our directors as well as consideration of issues relating to the corporate governance of our company, including periodically reviewing our corporate governance guidelines, reviewing and recommending to the Board of Directors any changes to the committee charters, recommending the membership and chair of our Board committees and leading the succession planning for our executive officers. The Nominating and Corporate Governance Committee also considers suggestions regarding possible candidates for director as described below under “Nomination of Directors.” The Nominating and Corporate Governance Committee met four times and acted by written consent once during 2003. Messrs. Boomer, Martin and McDaniel and Ms. Crawford are the current members of the Nominating and Corporate Governance Committee, and Mr. McDaniel served as Chair until February 9, 2005 when Mr. Boomer was elected Chair.

Attendance by Directors at the Annual Meeting of Stockholders

Our Board of Directors has scheduled a Board meeting in conjunction with our annual meeting of stockholders. Our directors are expected to attend the annual meeting of stockholders on May 11, 2005 absent a valid reason such as illness. All nine directors then serving on the Board of Directors attended the annual meeting of stockholders held on May 26, 2004.

Stockholder Communications with the Directors

Cytyc stockholders who want to communicate with the Board of Directors or any individual director can write to: Cytyc Corporation, 250 Campus Drive, Marlborough, MA 01752, Attention: Corporate Secretary. Your letter should state that you are a Cytyc stockholder. All communications will be received and processed by our Corporate Secretary, who will present such communications to the Nominating and Corporate Governance Committee for their consideration and resolution. In the alternative, you can also call directly an independent, anonymous hotline service at 800-826-6762. All corporate governance related messages left on this line will be forwarded to the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee will:

•	forward the communication to the director or directors to whom it is addressed;

•	forward the inquiry to our management for resolution (for example where it is a request for information about our company or it is a stock-related matter); or

•	handle the inquiry directly.

At each Board meeting, the Nominating and Corporate Governance Committee presents a summary of any stockholder communications received since the last meeting and makes the communications available to the directors on request.

Nomination of Directors

As provided in its charter and our company’s corporate governance principles, the Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become directors. The Nominating and Corporate Governance Committee seeks to identify director candidates based on input provided by a number of sources, including (1) the Nominating and Corporate Governance Committee members, (2) our other directors, (3) our stockholders, (4) our Chief Executive Officer or Chairman, and (5) third parties such as professional search firms. In evaluating potential candidates for director, the Nominating and Corporate Governance Committee considers the entirety of each candidate’s credentials.

Qualifications for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing composition of the Board of Directors. However, at a minimum, candidates for director must possess:

•	high personal and professional ethics and integrity;

•	the ability to exercise sound judgment;

•	the ability to make independent analytical inquiries;

•	a willingness and ability to devote adequate time and resources to diligently perform Board and committee duties; and

•	the appropriate and relevant business experience and acumen.

In addition to these minimum qualifications, the Nominating and Corporate Governance Committee also takes into account when considering whether to nominate a potential director candidate the following factors:

•	whether the person possesses specific industry expertise and familiarity with issues affecting our business;

•	whether the person’s nomination and election would enable the Board of Directors to have a member who qualifies as an “audit committee financial expert” as such term is defined by the Securities and Exchange Commission (the “SEC”) in Item 401 of Regulation S-K;

•	whether the person would qualify as an “independent” director under the listing standards of The Nasdaq Stock Market;

•	the importance of continuity of the existing composition of the Board of Directors to provide long term stability and experienced oversight; and

•	the importance of diversified Board membership, in terms of both the individuals involved and their various experiences and areas of expertise.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders provided such recommendations are submitted in accordance with the procedures set forth below. In order to provide for an orderly and informed review and selection process for director candidates, the Board of Directors has determined that stockholders who wish to recommend director candidates for consideration by the Nominating and Corporate Governance Committee must comply with the advance notice provisions and other requirements of Section 1.10 of our by-laws, as if such recommendation were a nomination. This notification must be received by us not later than December 5, 2005 and not earlier than November 5, 2005, and must provide information about the nominee’s qualifications for Board membership and other information required by the by-laws. Stockholders who intend to recommend a director candidate to the Nominating and Corporate Governance Committee for consideration are urged to obtain and thoroughly review a copy of our by-laws. To obtain a copy of our by-laws, stockholders should contact our Corporate Secretary at 250 Campus Drive, Marlborough, MA 01752.

All candidates submitted by stockholders will be evaluated by the Nominating and Corporate Governance Committee according to the criteria discussed above and in the same manner as all other director candidates.

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Executive Compensation Summary

The following table sets forth the annual and long-term compensation for fiscal years ended December 31, 2004, 2003 and 2002 for (1) our Chief Executive Officer, and (2) each of our four other most highly compensated executive officers who were serving as executive officers as of December 31, 2004 and whose salary and bonus exceeded $100,000 for fiscal year 2004 (collectively, the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

			Annual compensation					Long-term compensation awards(1)
Name and principal position	Year		Salary	Bonus(2)	Other annual compensation(3)			Securities underlying options (# of shares)	All other compensation(4)
Patrick J. Sullivan Chairman, Chief Executive Officer and President	2004 2003 2002		$494,769 474,808 449,712	$800,000 675,000 —		— — —		— 280,000 850,000	$6,150 6,000 6,000

Daniel J. Levangie Executive Vice President, Chief Commercial Officer	2004 2003 2002		$374,712 350,000 349,615	$450,000 375,000 —		— — —		— 240,000 600,000	$6,150 6,000 6,000

John P. McDonough Sr. Vice President, Development and Operations	2004 2003 2002	(5)	$280,577 47,596 —	$275,000 50,000 —		— — —		80,000 180,000 —	$6,150 — —

James Linder, M.D. Sr. Vice President, Chief Medical Officer	2004 2003 2002	(6)	$300,000 300,000 289,616	$250,000 250,000 —	$	— — 158,283	(7)	— 80,000 330,000	— — —

A. Suzanne Meszner-Eltrich Sr. Vice President, General Counsel and Secretary	2004 2003 2002		$249,654 219,731 184,962	$240,000 200,000 —		— — —		— 80,000 200,000	$6,150 6,000 6,000

(1)	We did not grant any stock appreciation rights or make any long term incentive plan payouts to the Named Executive Officers during the fiscal years ended December 31, 2004, 2003 and 2002.

(2)	Bonuses are reported in the year earned even if paid in a subsequent year.

(3)	Unless otherwise indicated, other annual compensation includes (i) medical, group life insurance and other benefits received by the Named Executive Officers which are available generally to all salaried employees of our company and (ii) certain perquisites and other personal benefits received by the Named Executive Officers. Unless otherwise indicated, the total value of other annual compensation does not exceed the lesser of $50,000 or 10 percent of the Named Executive Officer’s total salary and bonus reported in this table.

(4)	All other compensation represents matching contributions made by us to the Cytyc Corporation 401(k) Retirement Plan on behalf of the Named Executive Officers.

(5)	Mr. McDonough joined our company on October 13, 2003.

(6)	Prior to the commencement of his employment on January 11, 2002, Dr. Linder served as a consultant to us for six years.

(7)	Includes $119,969 paid by us for relocation expenses.

Option Grants in Last Fiscal Year

The following table sets forth certain information concerning grants of stock options to the Named Executive Officers during the fiscal year ended December 31, 2004. Options are subject to the employee’s continued employment. We did not grant any stock appreciation rights during the fiscal year ended December 31, 2004.

Name	Number of securities underlying options granted		Percent of total options granted to employees in fiscal year	Exercise or base price (per share)(1)	Expiration date	Potential realizable value at assumed annual rates of stock price appreciation for option term(2)
						5%	10%
Patrick J. Sullivan	—		—	—	—	—	—
Daniel J. Levangie	—		—	—	—	—	—
John P. McDonough	80,000	(3)	2.32%	$19.35	3/24/14	$973,528	$2,467,113
James Linder, M.D	—		—	—	—	—	—
A. Suzanne Meszner-Eltrich	—		—	—	—	—	—

(1)	The exercise price per share of each option was determined by the Board of Directors to be equal to the closing market price per share of our common stock as quoted on The Nasdaq National Market on the date of grant.

(2)	Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5 percent and 10 percent compounded annually from the date the respective options were granted to their expiration date. These assumptions are not intended to forecast future appreciation of our stock price. The potential realizable value computation does not take into account any federal or state tax consequences of option exercises or sales of appreciated stock. This table does not take into account any appreciation in the price of our common stock since the date of grant.

(3)	These options, which were granted under our 1995 Stock Plan, vest over a four year period, at a rate of 25 percent annually, until exercisable in full.

Aggregate Option Exercises and Year-End Values

The following table sets forth certain information with respect to options to purchase our common stock granted to the Named Executive Officers, including (1) the number of shares of common stock purchased upon exercise of options in the fiscal year ended December 31, 2004; (2) the net value realized upon such exercise; (3) the number of unexercised options outstanding at December 31, 2004; and (4) the value of unexercised options at exercise prices equal to or less than the fair market value of our common stock at December 31, 2004 (also known as “In-the-Money” options).

Name	Shares acquired on exercise	Value realized(1)	Number of securities underlying unexercised options at December 31, 2004 exercisable/unexercisable		Value of unexercised, in-the-money options at December 31, 2004(2) exercisable/unexcersisable
Patrick J. Sullivan	125,044	$1,994,680	1,474,602	550,041	$12,116,496	$6,795,418
Daniel J. Levangie	375,000	4,462,859	1,190,860	435,749	13,541,297	5,710,779
John P. McDonough	—	—	84,167	175,833	1,088,188	2,025,012
James Linder, M.D.	80,000	1,883,818	722,083	155,417	9,739,793	1,670,257
A. Suzanne Meszner-Eltrich	142,280	1,834,903	229,103	120,208	1,392,622	1,537,195

(1)	Amounts calculated by subtracting the aggregate exercise price of the options from the closing market price of the underlying common stock as quoted on The Nasdaq National Market on the date of exercise, and do not reflect amounts actually received by the Named Executive Officers.

(2)	Amounts are calculated by subtracting the exercise price of the options from the closing market price of the underlying common stock (adjusted for stock splits) as quoted on The Nasdaq Stock Market on December 31, 2004 of $27.57 per share, multiplied by the number of shares underlying the options, and do not reflect amounts that actually may be received by the Named Executive Officers upon exercise of options.

Change of Control Arrangements

On July 23, 2003, we entered into change of control agreements with certain executive officers, including Mr. Sullivan, Mr. Levangie, Ms. Meszner-Eltrich and Dr. Linder, which provide for payments and benefits in connection with specified terminations of employment after a change of control of our company. These change of control agreements replaced previous change of control agreements between us and the executive officers dated July 30, 2002. On November 12, 2003, we entered into a change of control agreement with Mr. McDonough. The change of control agreements have an initial term from July 23, 2003 (November 12, 2003 in the case of Mr. McDonough) to December 31, 2006, which will be automatically renewed for an additional year each year thereafter, unless within sixty days prior to the termination date we give written notice of non-renewal to the executive officer. However, the change of control agreements will continue in effect for a period of 24 months (18 months in the case of Mr. McDonough) beyond this term if a change of control occurs.

The executive officer who is a party to a change of control agreement will be entitled to receive the following payments and benefits from us if a change of control occurs during the term of the agreement and the executive’s employment is terminated by (1) the executive officer for good reason (as defined in the agreement) during the period commencing upon a change of control event and ending two years after a change of control (the “change of control period”), (2) our company other than for cause (as defined in the agreement) during the change of control period or (3) our company other than for cause in anticipation of a changes of control:

•	the sum of (a) unpaid annual base salary through the termination date, (b) the annual bonus prorated for the year through the termination date, and (c) unpaid compensation previously deferred by the executive officer, if any (together with any accrued interest or earnings thereon), and unpaid accrued vacation pay (collectively, “accrued obligations”);

•	the amount equal to product of (a) the executive officer’s annual base salary and bonus and (b) 1.5 for Ms. Meszner-Eltrich, Mr. McDonough and Dr. Linder, and 3 for Messrs. Sullivan and Levangie, to be paid in a cash lump sum within 30 days of the termination date;

•	continuation of all medical and welfare benefits provided by us to the executive and/or family prior to the termination date for a period of 1.5 years for Ms. Meszner-Eltrich, Mr. McDonough and Dr. Linder, and 3 years for Messrs. Sullivan and Levangie or, if we are not able to provide such benefits, then reimbursement to the executive for 125% of our cost for such benefits; and

•	outplacement services the scope and provisions of which will be at the highest level provided by us to peer employees.

In the event that any payment by us to an executive officer in connection with a change in control would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, we will be obligated to make whole the executive officer with respect to such excise tax.

If we determine in good faith that the executive officer has breached, or has threatened to breach, any material provision of the confidentiality agreement or the non-compete agreement, we will immediately terminate all severance benefits and the executive officer will no longer be entitled to such benefits.

If the executive officer’s employment is terminated for cause during the change of control period, the agreements will terminate without further obligations to the executive officer, other than the obligation to pay: (1) unpaid annual base salary through the termination date; (2) unpaid compensation previously deferred by the executive officer, if any; and (3) any other benefits required to be paid or provided by us to the executive officer through the termination date. If the executive officer voluntarily terminates employment during the change of control period, excluding a termination for good reason, the agreement will terminate without further obligations, other than for (a) accrued obligations to be paid in a cash lump sum within 30 days of the termination date and (b) any other benefits required to be paid or provided by us to the executive officer through the termination date.

An executive officer’s receipt of severance benefits pursuant to a change of control agreement is subject to the following conditions: (1) execution of a general release of our company by the executive officer; (2) presentation of satisfactory evidence that the executive has returned all of our company property, confidential information and documentation to us; (3) compliance with the provisions of the confidentiality agreement and non-competition agreement that the executive officer has entered into with us; and (4) submission to us of a signed written resignation of the executive officer’s status as our officer and/or director or of any of our affiliates, if applicable.

Compensation Committee Report on Executive Compensation

Pursuant to authority delegated by the Board of Directors and its charter, the Compensation Committee reviews and determines the compensation of our Chief Executive Officer and all other executive officers. The Compensation Committee is also responsible for the administration of our stock compensation plans under which option grants and direct stock awards may be made to our executive officers and other employees. The Compensation Committee consists entirely of independent (as independence is defined in the listing standards of The Nasdaq Stock Market currently in effect) directors who are not executive officers or employees of our company.

Overview and Philosophy.    We use our executive compensation program to achieve the following objectives:

•	to align the interests of executive officers with the success of our company;

•	to provide compensation that attracts, retains, and motivates the best leaders required to achieve our company’s strategic objectives, as approved by the Board of Directors;

•	to align the interests of executive officers with stockholders by providing long-term equity incentives; and

•	to increase the long-term profitability of our company, thereby increasing stockholder value.

Compensation under the executive compensation program is comprised of base salary, annual cash incentive bonuses, long-term incentive awards in the form of stock option and restricted stock grants, and various other qualified and supplemental benefit programs. It is the Compensation Committee’s objective to have a portion of each executive officer’s compensation contingent upon the achievement of specific predetermined corporate objectives as well as upon each executive officer’s individual level of performance. In addition, the executive compensation program includes various other benefits, including medical and other insurance plans, a 401(k) Plan, the 2004 Omnibus Stock Plan and the 2004 Employee Stock Purchase Plan, which plans are generally available to all employees of our company. The Compensation Committee reviews executive compensation reports prepared by independent organizations engaged by the Compensation Committee, which reports include information on market competitiveness comparisons, in order to evaluate the appropriateness of its executive compensation program.

The principal factors, which the Compensation Committee considered with respect to each executive officer’s compensation package for fiscal year 2004, are summarized below. The Compensation Committee may, however, in its sole discretion, apply different or additional factors in making decisions with respect to executive compensation in future years.

Base Salary.    Compensation levels for each of our executive officers, including the Chief Executive Officer, are generally set within a range of salaries believed to be paid to peers with comparable qualifications, experience, responsibilities and performance at similar companies as reflected in reports provided to the

Compensation Committee by independent compensation consultants. In setting compensation levels, the Compensation Committee takes into account such factors as (1) our past performance and expectations of future performance, (2) individual performance and experience, (3) the executive compensation reports of independent consultants engaged by the Committee and (4) past salary levels. The Compensation Committee does not assign relative weights or rankings to these factors, but instead makes a determination based upon the consideration of all of these factors as well as the progress made with respect to our company’s long-term goals and strategies. Generally, salary decisions for our executive officers are made after the end of each fiscal year.

Fiscal year 2004 base salaries were determined by the Compensation Committee after considering the base salary level of the executive officers in prior years, and taking into account for each executive officer the amount of base salary as a component of total compensation. Base salary, while reviewed annually, is only adjusted based on market compensation data and as deemed necessary by the Compensation Committee in determining total compensation. Base salary levels for each of our executive officers, other than the Chief Executive Officer, were also based in part upon recommendations made by the Chief Executive Officer.

Bonus Compensation.    Bonus compensation for executive officers is based on our company’s achievement of predetermined corporate objectives, individual performance and a comparison of the actual performance of an executive officer against his or her predetermined performance objectives. Bonuses are generally awarded on an annual basis. In 2004, we set certain corporate performance objectives for revenue, profit before interest and taxes (PBIT) and product sales targets, as well as functionally tailored individual objectives for each executive officer, on the basis of which executive officers were paid incentive payments. In addition, we also considered net income of our company in determining the bonus compensation of the Chief Executive Officer.

Long-Term Incentive Compensation.    The Compensation Committee believes that participation in our 2004 Omnibus Stock Plan aligns the interests of executive officers with those of our stockholders. In addition, the Compensation Committee believes that equity ownership by executive officers helps to balance the short-term focus of annual incentive compensation with a longer-term view and may help to retain executive talent. Long-term incentive compensation, in the form of stock options, allows executive officers to share in any appreciation in the value of our Common Stock. The Compensation Committee generally grants options that become exercisable over a four to five year period as a means of encouraging executive officers to remain with the Company and promote our long term success. The Compensation Committee awards options with exercise prices equal to the market price of the Common Stock on the date of grant. As a result, executive officers will benefit from these stock option grants only to the extent that the price of our Common Stock increases and our stockholders have also benefited.

When establishing stock option grant levels, the Compensation Committee considers corporate performance, individual performance, the executive compensation reports of independent consultants engaged by the Compensation Committee, the Chief Executive Officer’s recommendations (for executive officers other than the Chief Executive Officer), the level of seniority and experience, existing levels of stock ownership, previous grants of stock options, vesting schedules of outstanding options and the performance of our stock price as compared to industry peers.

The Compensation Committee generally grants stock option awards to executive officers at the time they commence employment or are promoted, and generally on an annual basis, based on their responsibility and tenure and recommendations from the independent consultant engaged by the Committee. In addition, the Compensation Committee may make performance-based awards from time-to-time, as it deems appropriate. In making such performance-based awards, the Compensation Committee considers individual contributions to our company’s financial, operational and strategic objectives.

Other Benefits.    We also have various broad-based employee benefit plans. Executive officers participate in these plans on the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid to officers under these plans. We also offer a stock purchase plan, under which employees may purchase our common stock at a discount, and a 401(k) Plan, which allows employees to invest in an array of funds on a pre-tax basis. We also maintain insurance and other benefit plans for our employees, including our executive officers. Additionally, our executive officers are eligible for supplemental health care expense and financial services reimbursement programs.

Chief Executive Officer Compensation.    In fiscal year 2004, our President and Chief Executive Officer, Patrick J. Sullivan, received a base salary of $495,000, which represents an increase of $20,000, or 4.2%, over his 2003 base salary. The Compensation Committee believes this base salary to be consistent with the compensation received by executives in similar capacities at companies within the same industry in which our company operates, as adjusted to reflect the relative size of our company to such comparable companies. For fiscal year 2004, Mr. Sullivan was awarded $800,000 in bonus compensation. The Compensation Committee determined Mr. Sullivan’s compensation based on the evaluation of our company’s performance compared to its internal objectives, its strategic plan and peer companies, after exercising its authority to reduce or increase compensation based on these and other factors.

Tax Deductibility of Executive Compensation.    In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), we cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain officers. This deduction limitation does not apply, however, to compensation that constitutes “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The Compensation Committee has considered the limitations on deductions imposed by Section 162(m) of the Code, and it is the Compensation Committee’s present intention that, for so long as it is consistent with its overall compensation objectives, substantially all tax deductions attributable to executive compensation will not be subject to the deduction limitations of Section 162(m). However, the Committee reserves the authority to award in the future non-deductible compensation as it deems appropriate. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding our efforts, that compensation intended by Cytyc to satisfy the requirements for deductibility under Section 162(m) does in fact do so.

Respectfully Submitted by the

Compensation Committee:

Sally W. Crawford (Chair)

Walter E. Boomer

Brock Hattox

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are Ms. Crawford and Messrs. Boomer and Hattox. No member of the Compensation Committee is or has ever been an executive officer or employee of our company (or any of its subsidiaries), and no “compensation committee interlocks” existed during fiscal year 2004.

Compensation of Directors

During 2004, all non-employee directors received compensation as set forth below, in accordance with the compensation program for non-employee directors approved by the Board of Directors on November 20, 2003, effective January 1, 2004:

	Annual payment	Per in-person meeting	Per telephonic meeting
Board Meetings
Vice Chairman of the Board and Lead Independent Director	$45,000	$2,500	$1,250
Directors	30,000	1,500	750

Audit Committee Meetings
Committee Chair	$10,000	$2,000	$1,000
Committee Members	—	1,500	1,000

Other Committee Meetings
Committee Chair	$5,000	$1,000	$650
Committee Members	—	1,000	650

Patrick J. Sullivan and Daniel J. Levangie, employee directors of our company, did not receive any compensation for services rendered as a director.

Our non-employee directors are also eligible to participate in our 2004 Omnibus Stock Plan. Under the 2004 Omnibus Stock Plan, each non-employee director may be granted stock options and opportunities to make direct purchases of stock and other equity interests in our company.

Historically, upon commencement of service as a director, each non-employee director receives an option to purchase up to 90,000 shares of our common stock, one-twelfth of which vests each calendar quarter for three years. In addition, the Board of Directors periodically makes a grant of options to our non-employee directors and, as a result, on February 9, 2005, our non-employee directors were granted options to purchase 16,000 shares of our common stock, vesting in four equal annual installments on the anniversary date of the grant. Each non-employee director is entitled, under our Amended and Restated Director Compensation Method Plan, to receive payment of the annual retainer fees for any calendar year either in cash or in shares of our common stock. Each non-employee director is also entitled to receive an annual stock award of 1,000 shares of our common stock, which is earned monthly based on service. Lastly, each non-employee director is paid a cash fee for every meeting attended as set forth above. Each non-employee director may elect to defer for tax purposes the payment of the annual retainer, annual stock award and meeting attendance fees.

Certain Relationships and Related Transactions

We have adopted a policy that all transactions between our company and our officers, directors, principal stockholders and their affiliates will be on terms no less favorable to our company than could be obtained by our company from unrelated third parties, and will be approved by the Audit Committee.

STOCK PERFORMANCE GRAPH

The following graph compares the percentage change in the cumulative total stockholder return on our common stock during the period from December 31, 1999, the last trading day before our 2000 fiscal year, through December 31, 2004, with the cumulative total return of The Nasdaq Market Index—U.S. Companies (“Nasdaq Market Index—U.S.”) and the Laboratory Analytical Instruments (SIC Code 3826) Index (“SIC Code Index”). The comparison assumes $100 was invested on December 31, 1999 in our common stock and in each of the foregoing indices and assumes any dividends were reinvested.

            Comparison of Cumulative Total Return(1)(2)

(1)	This graph is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2)	The stock price information shown on the graph is not necessarily indicative of future price performance. Information used on the graph was obtained from Media General Financial Services, Inc., a source believed to be reliable, but we are not responsible for any errors or omissions in such information.

PROPOSAL 2

APPROVAL AND ADOPTION OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES

OF COMMON STOCK TO 400,000,000 FROM 200,000,000

On February 24, 2005, subject to stockholder approval, the Board of Directors unanimously adopted an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock to 400,000,000 from 200,000,000. Currently, 5,000,000 shares of preferred stock are authorized under our Certificate of Incorporation, which will result in a total of 405,000,000 shares of capital stock authorized if this Proposal 2 is approved and adopted by the stockholders at the Annual Meeting.

The additional shares of common stock would have rights identical to the currently outstanding common stock. Adoption of the proposed amendment and any issuance of the common stock would not affect the rights of the holders of currently outstanding common stock, except for effects incidental to increasing the outstanding number of shares of the common stock, such as dilution of the earnings per share and voting rights of current holders of common stock. There are no outstanding shares of preferred stock, but there are 200,000 shares reserved for issuance under our stockholder rights plan described below. This amendment would not change the number of authorized shares of preferred stock. Holders of our capital stock do not have preemptive rights to purchase these additional shares of common stock.

At the Annual Meeting, stockholders will be asked to consider and vote on the proposed amendment to Article Fourth of our Certificate of Incorporation in the form attached to this proxy statement as Appendix A. If this Proposal 2 is approved and adopted by the stockholders, the amendment to our Certificate of Incorporation to increase the authorized shares of common stock will become effective upon the filing of a certificate of amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware, which filing is likely to be made promptly after the Annual Meeting.

The affirmative vote of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting is required to approve and adopt this Proposal 2.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE

AMENDMENT TO THE CERTIFICATE OF INCORPORATION

TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK

TO 400,000,000 FROM 200,000,000.

As of the record date, we have outstanding or reserved for issuance the following number of shares of common stock:

•	113,767,408 shares issued and outstanding;

•	8,426,020 shares reserved for issuance upon conversion of our 2.25% convertible senior notes due 2024;

•	19,152,248 shares reserved for issuance upon exercise of outstanding options; and

•	11,556,550 shares reserved for future issuance under our 2004 Omnibus Stock Plan and 2004 Employee Stock Purchase Plan.

As a result, after including both the shares of common stock issued and outstanding and the shares of common stock reserved for issuance, we have utilized approximately 152,902,226 shares of the 200,000,000 authorized. Thus, we currently have available for future issuance less than 47,097,774 shares of common stock.

The Board of Directors believes that the proposed increase in the authorized shares of common stock is desirable to enhance our flexibility with possible future actions, including stock splits, stock dividends, acquisitions, financing transactions, employee benefit plan issuances, and other corporate purposes which may arise. Having this authorized stock available for issuance in the future will give us greater flexibility and will allow additional shares of common stock to be issued without the expense and delay of a stockholders’ meeting. This kind of delay might deny us the flexibility the Board of Directors views as important in facilitating the effective use of our securities and conduct of our business. However, our ability to issue large blocks of securities is not unlimited. For example, the rules of The National Association of Securities Dealers, Inc. (“NASD”) currently require stockholder approval by issuers of securities quoted on The Nasdaq National Market, on which our common stock is currently quoted, as to the issuance of shares of common stock or securities convertible into common stock in various instances, including:

•	actions resulting in a change of control of the company;

•	acquisition transactions involving directors, officers or substantial security holders where the present or potential issuance of these securities could result in an increase in outstanding common stock or voting power of 5% or more;

•	acquisition transactions generally where the present or potential issuance of securities could result in an increase in the voting power of outstanding common stock of 20% or more; or

•	other sales or issuances of common stock, or securities convertible into or exercisable for common stock, in a non-public offering equal to 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of stock.

Exceptions to these rules may be made upon application to the NASD. In other instances, the issuance of additional shares remains within the discretion of the Board of Directors without the requirement of further action by stockholders, except as otherwise required by applicable law or any stock exchange on which our securities may then be listed.

Although these additional unreserved shares would provide future flexibility to the Board of Directors, there are no present plans or proposed transactions for their use. We are not submitting this Proposal 2 to enable us to frustrate any efforts by another party either to acquire a controlling interest in our shares or to seek representation on the Board of Directors.

Although the purpose of seeking an increase in the number of authorized shares of common stock is not intended for anti-takeover purposes (i.e., attempting to impede the completion of a merger, tender offer or other takeover attempt), the SEC rules require disclosure of provisions in our Certificate of Incorporation and bylaws that could have an anti-takeover effect. These include:

Undesignated Preferred Stock.    The Board of Directors has the authority to issue preferred stock having voting or conversion rights that could adversely affect the current holders of our common stock.

Stockholder Meetings.    Our Certificate of Incorporation and bylaws provide that a special meeting of stockholders may be called only by the President, the Chairman of the Board of Directors or a majority of the Board of Directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals.    Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board of Directors or a committee of the Board of Directors.

Elimination of Stockholder Action by Written Consent.    Our Certificate of Incorporation eliminates the right of stockholders to act by written consent without a meeting.

Classified Board.    The Board of Directors is divided into three classes. The directors in each class serve for a three-year term. Once elected, directors may be removed without cause only by the holders of at least 75% of the shares then entitled to vote at an election of directors, and may be removed with cause only by the holders of at least a majority of the shares then entitled to vote at an election of directors.

Delaware Anti-Takeover Statute.    We are subject to the provisions of Section 203 of the General Corporation Law of Delaware. In general, the statute prohibits a publicly held Delaware corporation from engaging in a “business combination” with “interested” stockholders for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes certain mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to exceptions, an “interested” stockholder is a person who, alone or together with his affiliates and associates, owns, or within the prior three years did own, 15% or more of the corporation’s voting stock.

Stockholder Rights Plan.    We have adopted a stockholder rights plan or a “poison pill”, which has certain anti-takeover effects. If the stockholder rights plan was triggered and the rights issued thereunder were exercised, the rights would cause substantial dilution to the ownership of a person or group that attempts to acquire us. The stockholder rights plan would not interfere with any merger or other business combination approved by the Board of Directors.

PROPOSAL 3

RATIFICATION OF SELECTION OF AUDITORS

The Audit Committee of the Board of Directors has selected the firm of Deloitte & Touche LLP, independent registered public accounting firm, to serve as auditors for the year ending December 31, 2005. The Board has determined that it would be desirable to request that the stockholders ratify such selection. Deloitte & Touche LLP has served as our independent auditors since May 2002. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from our stockholders.

The Audit Committee has the responsibility for selecting our independent accountants, and stockholder ratification is not required. However, the selection is being submitted for ratification at the Annual Meeting with a view towards soliciting the stockholders’ opinions, which the Audit Committee will take into consideration in future deliberations. If the selection of Deloitte & Touche LLP is not ratified at the Annual Meeting, the Audit Committee will consider the engagement of other independent accountants. The Audit Committee may terminate the engagement of Deloitte & Touche LLP as our independent accountants without the approval of our stockholders, whenever the Audit Committee deems termination necessary or appropriate in its sole discretion.

Prior to initially retaining Deloitte & Touche LLP, we had not consulted with Deloitte & Touche LLP on any accounting, auditing or reporting matters.

Below are descriptions relating to services performed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”) related to fiscal years 2004 and 2003 and the fees associated with such services.

Audit Fees

The following table summarizes the aggregate fees billed to us by the Deloitte Entities:

		2004		2003
Audit Fees(a)		$1,054,000		$358,000
Audit-Related Fees(b)		602,000		64,000
Tax Fees(c):
Compliance	529,000		262,000
Consulting and Advisory	76,000		304,000

Total Tax Fees		605,000		566,000
All Other Fees		0		0

Total		$2,261,000		$988,000

(a)	Fees for audit services in both 2004 and 2003 consisted of the audit of our annual consolidated financial statements, reviews of the quarterly financial statements, statutory and regulatory audits, consents and other services related to interactions with the SEC with respect to accounting matters. The increase in audit fees in 2004 is primarily related to the audit of our internal controls over financial reporting as required under Section 404 of the Sarbanes-Oxley Act of 2002 and, to a lesser extent, the opening balance sheet audit of Cytyc Surgical Products (formerly Novacept), which was acquired in March 2004.

(b)	Fees for audit-related services in both 2004 and 2003 consisted of financial accounting and reporting consultations, benefit plan audits and acquisition related services. The increase in audit-related fees in 2004 is primarily related to due diligence and accounting advisory services in connection with the acquisition of Cytyc Surgical Products and other services associated with potential acquisitions.

(c)

Fees for 2004 and 2003 tax compliance services consisted of services rendered based upon facts already occurred to document, compute, and obtain approval for amounts to be included in tax filings including federal, state, local and foreign income tax return preparation and tax credit documentation. The increase in 2004 tax compliance fees is primarily related to an increase in the number of state tax filings associated with Cytyc Surgical Products and other state tax filings for Cytyc. Fees for 2004 and 2003 tax planning and advisory services related to an intra-group restructuring in 2003 and, to a lesser extent, to tax advice on general corporate matters in both fiscal years.

Pre-Approval of Services by the Independent Auditors

The Audit Committee has adopted a pre-approval policy for all audit and permitted non-audit services to be performed by our independent auditors, Deloitte & Touche LLP and the other Deloitte Entities. The pre-approval of audit and non-audit services may be given at any time up to a year before commencement of the specified service. The Audit Committee may delegate to one or more designated member(s) of the Audit Committee, who is independent for purposes of current listing standards of The Nasdaq Stock Market, the authority to grant interim pre-approvals of permitted services to be performed by the Deloitte Entities. The decisions of a designated member to pre-approve a permitted service will be reported to the Audit Committee for ratification at its subsequent regularly scheduled meetings.

The Audit Committee typically meets with representatives of the Deloitte Entities periodically but no less than quarterly throughout the year. The Audit Committee reviews both audit and non-audit services rendered by and the performance of the Deloitte Entities, as well as fees charged by the Deloitte Entities for such services. In engaging the Deloitte Entities for the services described above, the Audit Committee considered whether the provision of such services is compatible with maintaining the Deloitte Entities’ independence.

Report of Audit Committee of the Board of Directors

The Audit Committee is responsible for assisting the Board of Directors in its oversight of the integrity of our consolidated financial statements, the qualifications and independence of our independent auditors, and our internal financial and accounting controls.

Management is responsible for our company’s financial reporting process, including our company’s system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Our independent auditors are responsible for auditing those financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. The Audit Committee’s responsibility is to oversee and review these processes. The Audit Committee is not, however, professionally engaged in the practice of accounting or auditing and does not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or generally accepted accounting principles or as to auditor independence. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent auditors. The Audit Committee’s responsibilities are described in a written charter that was revised and approved by the Board of Directors on March 24, 2004. A copy of the Audit Committee’s current charter is attached to our proxy statement, dated April 13, 2004, for our company’s 2004 annual meeting of stockholders as Appendix A.

The Audit Committee met 8 times during 2004. The meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management and our independent auditors, Deloitte & Touche LLP. The Audit Committee discussed with Deloitte & Touche LLP the overall scope and plans for its audits. The Audit Committee regularly met with Deloitte & Touche LLP without the presence of management. Deloitte & Touche LLP has unrestricted access to the Audit Committee.

The Audit Committee has reviewed our audited financial statements for the fiscal year ended December 31, 2004, and has discussed them with both management and Deloitte & Touche LLP. The Audit Committee also discussed with management and Deloitte & Touche LLP the process used to support certifications by our Chief Executive Officer and our Chief Financial Officer, which are required by the SEC and the Sarbanes-Oxley Act of 2002 to accompany our periodic filings with the SEC.

The Audit Committee has also discussed with Deloitte & Touche LLP the matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as currently in effect. Deloitte & Touche LLP has provided the Audit Committee with written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and the Audit Committee has discussed with Deloitte & Touche LLP its independence from our company.

When considering the Deloitte Entities’ independence, the Audit Committee considered whether its provision of services to our company beyond those rendered in connection with its audit of our consolidated financial statements and review of our condensed consolidated financial statements included in our Quarterly Report on Form 10-Q was compatible with maintaining its independence. The Audit Committee also reviewed, among other things, the audit and non-audit services performed by the Deloitte Entities, and approved the amount of fees paid for such services.

Based on the review and discussions described above, and subject to the limitations on the Audit Committee’s role and responsibilities referred to above and in the Audit Committee charter, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2004. The Audit Committee has also recommended to the Board of Directors the selection of Deloitte & Touche LLP as our independent auditors for the fiscal year ended December 31, 2005, which the Board of Directors approved on February 9, 2005 and is hereby presenting the selection to the stockholders for ratification.

Respectfully Submitted by the

Audit Committee:

Wayne Wilson (Chair)

Brock Hattox

Marla S. Persky

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A

VOTE “FOR” THE RATIFICATION OF THE SELECTION

OF DELOITTE & TOUCHE LLP AS AUDITORS

FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of the Record Date by: (1) each person who is known by us to own beneficially more than 5% of the outstanding shares of our Common Stock; (2) each of our directors or nominees for director; (3) each of our executive officer named in the Summary Compensation Table on page 9; and (4) all of our directors, nominees for director and executive officers as a group. Unless otherwise indicated, the address for each beneficial owner is c/o Cytyc Corporation, 250 Campus Drive, Marlborough, MA 01752.

Name and address of beneficial owner	Amount and nature of ownership(1)	Percentage of class(2)
FMR Corp.(3) 82 Devonshire Street, Boston, MA 02109	16,972,380	14.9
Massachusetts Financial Services Company(4) 500 Boylston Street, Boston, MA 02116	12,437,291	10.9
Patrick J. Sullivan(5)	1,936,549	1.7
Daniel J. Levangie(6)	1,127,768	1.0
John P. McDonough(7)	101,251	*
James Linder, M.D.(8)	752,320	*
A. Suzanne Meszner-Eltrich(9)	262,108	*
Walter E. Boomer(10)	138,546	*
Sally W. Crawford(11)	235,490	*
Brock Hattox(12)	46,917	*
Joseph B. Martin, M.D., Ph.D.(13)	182,727	*
William McDaniel(14)	294,250	*
Marla S. Persky(15)	54,684	*
Wayne Wilson(16)	31,917	*
All directors, nominees for director and executive officers as a group (13 persons)(17)	5,164,527

*	Less than one percent of the outstanding shares of our common stock.

(1)	The persons named in the table have, to our knowledge, sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted in the footnotes below.

(2)	Applicable percentage ownership as of the Record Date is based upon 113,767,408 shares of our common stock outstanding. Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting and investment power with respect to shares. Shares of our common stock subject to options currently exercisable or exercisable within 60 days after the Record Date (“presently exercisable stock options”) are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person.

(3)	Information obtained from Schedule 13G filed with the SEC by FMR Corp. (“FMR”) on February 14, 2005. The Schedule 13G discloses that, of these shares, FMR has sole power to vote or direct the vote of 3,237,470 shares and sole power to dispose or to direct the disposition of 16,972,380 shares.

(4)	Information obtained from Schedule 13G filed with the SEC by Massachusetts Financial Services Company (“MFS”) on February 3, 2005. The Schedule 13G discloses that, of these shares, MFS has sole power to vote or direct the vote of 12,143,771 shares and sole power to dispose or to direct the disposition of 12,437,291 shares.

(5)	Includes 1,936,549 shares issuable pursuant to presently exercisable stock options.

(6)	Includes 1,127,768 shares issuable pursuant to presently exercisable stock options.

(7)	Includes 101,251 shares issuable pursuant to presently exercisable stock options.

(8)	Includes 752,320 shares issuable pursuant to presently exercisable stock options.

(9)	Includes 262,108 shares issuable pursuant to presently exercisable stock options.

(10)	Includes 127,875 shares issuable pursuant to presently exercisable stock options.

(11)	Includes 191,750 shares issuable pursuant to presently exercisable stock options.

(12)	Includes 45,500 shares issuable pursuant to presently exercisable stock options.

(13)	Includes 173,000 shares issuable pursuant to presently exercisable stock options.

(14)	Includes 289,250 shares issuable pursuant to presently exercisable stock options.

(15)	Includes 53,000 shares issuable pursuant to presently exercisable stock options. Also includes 600 shares held jointly with Ms. Persky’s husband.

(16)	Includes 30,500 shares issuable pursuant to presently exercisable stock options.

(17)	Includes 4,634,972 shares issuable pursuant to presently exercisable stock options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and holders of more than 10% of our common stock (collectively, the “Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of our common sock . Such persons are required by regulations of the SEC to furnish us with copies of all such filings. Ms. Meszner-Eltrich amended a previously filed Form 4 to report late the correct date of a sale transaction by a member of her family. In addition, Ms. Meszner-Eltrich did not file a Form 4 to report four sale transactions by a family member but subsequently reported these transactions on a Form 5. Based on our review of the copies of such filings received by it with respect to the period ended December 31, 2004, we believe that, with the exception of the filings mentioned above, all Reporting Persons complied with Section 16(a) filing requirements in the period ended December 31, 2004.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at the annual meeting to be held in 2006 must be received by our Corporate Secretary, no later than December 5, 2005, 120 days before the anniversary of the date of this proxy statement, at our principal executive offices in order to be included in our proxy statement for that meeting. Any such proposal must comply with the rules and regulations of the SEC.

Our by-laws establish an advance notice procedure with regard to proposals that stockholders otherwise desire to introduce at the annual meeting without inclusion in our proxy statement for that meeting. Written notice of such stockholder proposals for the next annual meeting of our stockholders must be received by our Corporate Secretary at our principal executive offices not later than December 5, 2005 and must not have been received earlier than November 5, 2005 in order to be considered timely, and must contain specified information concerning the matters proposed to be brought before such meeting and concerning the stockholder proposing such matters. The matters proposed to be brought before the meeting also must be proper matters for stockholder action.

IMPORTANT NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS

In accordance with notices sent to stockholders who share a single address and own their shares through a bank, broker or other holder of record, we are sending only one summary annual report, Form 10-K and proxy statement to that address unless it received contrary instructions from any stockholder at that address. This “householding” practice reduces our printing and postage costs. Stockholders may request or discontinue householding, or may request a separate copy of the Summary Annual report, Form 10-K or proxy statement. Stockholders who wish to either discontinue or begin householding should contact their bank, broker or other record holder. Any householded stockholder may request prompt delivery of a copy of the summary annual report, Form 10-K or proxy statement by visiting the Investor Information section of our website, www.cytyc.com, or may write to us at Investor Relations, 250 Campus Drive, Marlborough, MA 01752.

EXPENSES AND SOLICITATION

All costs of solicitation of proxies will be borne by us. In addition to solicitations by mail, certain of our directors, officers and regular employees, without additional remuneration, may solicit proxies in person or by telephone or telegraph. In addition, we have retained Innisfree M & A Incorporated of New York, New York to assist us in the solicitation of proxies at a cost estimated to be $10,000 plus expenses. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket costs. Solicitation by our officers and employees may also be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation.

Marlborough, Massachusetts

April 4, 2005

Appendix A

Proposed Amendment to the Certificate of Incorporation

The first paragraph of Article FOURTH of the Third Amended and Restated Certificate of Incorporation, as amended, of Cytyc Corporation shall be amended to read in its entirety as follows:

“FOURTH. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 405,000,000 shares, consisting of 400,000,000 shares of common stock with a par value of $.01 per share (the “Common Stock”) and 5,000,000 shares of preferred stock with a par value of $.01 per share (the “Preferred Stock”).”

A-1

DETACH HERE	2CYTC2

PROXY

CYTYC CORPORATION

Proxy for Annual Meeting of Stockholders

May 11, 2005

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Patrick J. Sullivan and Timothy M. Adams and each or both of them, proxy, with full power of substitution, to vote all shares of stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Wednesday, May 11, 2005 at 11:00 a.m. at The Hilton Boston Logan Airport, 85 Terminal Road, Boston, MA 02128, and at any postponements or adjournments thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 4, 2005, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their judgment, upon such other business as may properly come before the meeting or any postponements or adjournments thereof.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

CYTYC CORPORATION

C/O EQUISERVE TRUST COMPANY, N.A.

P.O. BOX 8694

EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

Vote-by-Internet Log on to the Internet and go to http://www.eproxyvote.com/cytc	OR	Vote-by-Telephone Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example.	#CYT

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF DIRECTORS AS DESCRIBED IN ITEM 1, FOR THE PROPOSALS IN ITEMS 2 AND 3, AND IN THE JUDGMENT OF THE PROXIES NAMED HEREIN TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

1.	To elect three directors to Class III of the Company’s Board of Directors, each to serve for a term of three years or until his or her successor is elected and qualified.		2.	To approve and adopt an amendment to the Company’s Third Amended and Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of the Company’s common stock, $.01 par value, to 400,000,000 from 200,000,000.	FOR ☐	AGAINST ☐	ABSTAIN ☐
	Nominees:	(01) Brock Hattox,
		(02) William McDaniel, and
		(03) Marla S. Persky.
		FOR ☐ ☐ WITHHELD	3.	To ratify the selection of Deloitte & Touche LLP, independent registered public accounting firm, as auditors for the fiscal year ending December 31, 2005.	FOR ☐	AGAINST ☐	ABSTAIN ☐
☐
	For all nominees except as noted above			MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT			☐

				Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature:	Date:	Signature:	Date: